Exhibit 10.2

Execution Version

FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of January 26, 2017, by and among, (1) GACP Finance Co., LLC, as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), (2) the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), (3) Excel Corporation, a Delaware corporation, as borrower (“Borrower”), and (4) the other Persons party hereto.

WHEREAS, Borrower, Agent, Lenders and other parties party thereto are parties to that certain Loan and Security Agreement dated as of November 2, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, there exists an Event of Default under Section 5.22(n) of the Loan Agreement due to Borrower having made a payment in respect of Subordinated Indebtedness described in clause (b) of the definition thereof without the prior written consent of the Agent (the “Specified Event of Default”); and

WHEREAS, Borrower, Agent and Lenders have agreed to modify the Loan Agreement and waive the Specified Event of Default as provided herein, in each ease subject to the terms and provisions hereof;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.       Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.       Amendments to Loan Agreement. The Loan Agreement is amended as follows:

(a)     Schedule B to the Loan Agreement is hereby amended by adding the following definitions thereto in their proper alphabetical order:

“First Amendment” means the First Amendment and Waiver to Loan and Security Agreement, dated as of the First Amendment Effective Date, among Borrower, Agent, Lenders and the other parties party thereto.

“First Amendment Effective Date” means January 26, 2017.

“Independent Member” has the meaning set forth in Section 4.6(c).

(b)     Section 1.2 of the Loan Agreement is hereby amended by adding the following new sentence is added at the end thereof:

“Notwithstanding anything to the contrary, from and after January 31, 2017, a Control Agreement Reserve in an aggregate amount equal to no more than $500,000 shall be established and maintained against the Term Loan Borrowing Base until such time as all of the Control Agreement delivery requirements set forth in the proviso to the definition of Control Agreement Reserves and/or Section 4.1 of this Agreement (in respect of Closing Date requirements), in each case, are complied with in their entirety (as determined by Agent in its sole discretion).”

(c)     Section 4.6 of the Loan Agreement is hereby amended by adding the following as a new clause (c):

On or before April 15, 2017. Borrower shall have filed with the Securities Exchange Commission (the “SEC”) a proxy statement providing for the appointment of an independent member (the “Independent Member”) to its Board of Directors. On or before June 30, 2017, Borrower shall have conducted a stockholder meeting and obtained the approval of the appointment of an independent Member to its Board of Directors, provided however, such date shall be extended by the Agent in the event Borrower is reasonably required to delay the stockholder meeting as a direct result of the SEC’s failure to provide comments or address Borrower responses to SEC comments to the proxy statement materials required for such meeting in a timely manner. The Borrower will use its reasonable best efforts to resolve any SEC comments as promptly as practicable. The Independent Member shall be entitled to attend all meetings of such Board of Directors and each committee and sub-committee of such Board of Directors and shall have the right to vote, and who shall receive all reports, meeting materials (including copies of all board presentations), notices, written consents, minutes and other materials as and when provided to any other members of the Board of Directors. Such Independent Member shall be reasonably acceptable to Borrower and solely acceptable to the Agent, Borrower shall pay to such Independent Member his/her reasonable fees in respect of acting as a member of the Board of Directors and reimburse the Independent Member for the reasonable expenses incurred by any such Independent Member in connection with such attendance at or participation in such meetings, in each case on the same basis as all other independent directors of the Board.

(d)     Section 7,1(c)(1) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c)(1)     if any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained Section 3.2, 4.1, 4.6(b), 4.6(c), 4.7, 4.8, 5.2 (limited to the last sentence of Section 5.2), 5.3, 5.13, 5.14, 5.15, 5.17, 5.23 or 5.24;”

(e)       The defined term “Control Agreement Reserves” set forth in Schedule B to the Loan Agreement is hereby amended and restated in its entirety as follows:

“Control Agreement Reserves” means a reserve, established in the Agent, with respect to each bank, commodities or securities account or debit, credit or charge card processing or interchange or similar agreement in an amount reasonably determined by the Agent (including based upon average inflows into any such account or as a result of such debit, credit or charge card processing or interchange or similar agreement), in respect to which the Agent has not received a Control Agreement or a consent by the counterpart to direct all sums to an account designated by the Agent; provided that in the event, duly executed Control Agreements for each debit, credit or charge card processing or interchange or similar agreement listed on Annex 1-1(n) to the Disclosure Schedule are not delivered on or before January 31, 2017, Control Agreement Reserve in an aggregate amount of not more than $500,000 shall be established against the Term Loan Borrowing Base until such time as each such Control Agreement is duly executed and delivered to Agent.

(f)       Section 5.24(b) of this Credit Agreement is hereby amended and restated in its entirety as follows:

(g)       As of the last day of each of the following fiscal months, Minimum Liquidity shall not be less than the amounts set forth below:

Month End	Minimum Liquidity
November 30, 2016	$1,500,000
December 31, 2016	$1,500,000
January 31, 2017	$1,500,000
February 28, 2017	$1,500,000
March 31, 2017	$1,500,000
April 30, 2017 and the last day of each fiscal month thereafter	$2,000,000

(h)       Pursuant to Section 4.6(a) of the Loan Agreement, Borrower shall provide full cooperation assistance and access to the financial books and records of the Borrowers to the financial consultant retained by Agent (or its counsel) to enable such financial consultant to perform the services for which they were engaged, including without limitation a review and analysis of the Borrower’s financial books and records and performance. The Borrower will permit any such financial consultant to visit and inspect the financial books and records of the Borrower at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records. All reasonable fees and expenses of the financial consultant shall be paid solely by the Loan Parties. The initial engagement period for the financial consultant shall be from January 23, 2017 through and including May 1, 2017 provided further such engagement may be extended or reduced in Agent’s reasonable discretion.

3.       Waiver. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties set forth in Section 6 below, Agent and Lenders hereby waive the Specified Event of Default. For the avoidance of doubt, the foregoing waiver shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of the Loan Agreement or any other Loan Document. This is a limited waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Loan Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

4.       Reaffirmation and Confirmation. Borrower and each other Loan Party hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Person, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document. Borrower and each other Loan Party hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower and each other Loan Party in all respects.

5.       Conditions to Effectiveness of this Agreement. This Agreement and the waiver set forth in Section 3 hereof shall become effective (the “Waiver Effective Date”), so long as all of the following conditions have been satisfied (except that the amendments to the Loan Agreement set forth in Section 2 of this Agreement shall be deemed effective so tong as clause (a) below is satisfied and whether or not the Waiver Effective Date has occurred):

(a)       Each party hereto shall have executed and delivered this Agreement to Agent.

(b)       Borrower shall provide documentation, in a form reasonably satisfactory to Agent, evidencing the purchase of Equity Interests of the Borrower by Thomas A. Hyde Jr. and/or Robert Winspear in an aggregate amount of not less than $25,000 on or prior to January 31, 2017.

(c)       No Default or Event of Default (other than the Specified Event of Default) shall have occurred and be continuing.

(d)       Borrower shall have paid to Agent, for the benefit of each Lender, the fee and expenses required to be paid under Section 10/ of the Loan Agreement, including in connection with the execution and negotiation of this Agreement.

(e)       Borrower shall have executed the First Amendment Fee Letter, dated of even date hereof, providing for the payment of the first amendment fee on or before April 1, 2017.

(f)       All proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.

6.       Representations and Warranties. In order to induce Agent and Lenders to enter into this Agreement, each Loan Party hereby represents and warrants to Agent and Lenders, after giving effect to this Agreement:

(a)       All representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(b)       No Default or Event of Default has occurred and is continuing.

(c)       This Agreement and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

7.       Miscellaneous.

(a)       This Agreement shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of New York.

(b)       This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic photocopy (i.e. “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

(c)       Except as expressly provided herein (i) the Loan Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms and are hereby in all respects ratified and confirmed, (ii) the consents and agreements of the Agent and the Lenders Banks set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (iii) this Agreement shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time. Without limiting the foregoing, and notwithstanding anything to the contrary set forth in this Agreement, each Loans Party, on its own behalf and on behalf of each Loan Party, agrees that each guaranty, security or collateral support of any kind or nature (in each case, recourse or non-recourse) in respect of all or any portion of the Obligations which is in existence on the date of this Agreement is hereby ratified and reaffirmed and shall continue in full force and effect following the date of this Agreement and in the event there is a conflict between the terms of any such agreement and any Loan Document executed in connection with this Agreement, all such agreements shall be read together to give them their full effect, including as to enforcement of remedies and guaranty, security or collateral support in respect of any and all of the Obligations and nothing in this Agreement or any Loan Agreement executed in connection with this Agreement shall limit or result in the novation of any grant or effect of any such agreement in respect of any and all Obligations.

(d)       The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, each of which are hereby in all respects ratified and confirmed. This Agreement shall not be deemed to create a course of dealing between the Agent and the Lenders, on the one hand, and the Loan Parties, on the other hand.

(e)       This Agreement shall constitute a Loan Document.

8.       Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself, each of its Subsidiaries and each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Release”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known as of the date of this Agreement, both at law and in equity, which any Borrower, any of its Subsidiaries or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in each case for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

[Signature pages follow]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

GACP FINANCE CO., LLC,
as Agent

By:	/s/ Robert A. Louzan
	Name:	Robert A. Louzan
	Title:	Managing Director

GACP I, L.P.,
as a Lender

By:	/s/ Robert A. Louzan
	Name:	Robert A. Louzan
	Title:	Managing Director

Signature page to First Amendment and Waiver to Loan and Security Agreement

Loan Parties:

EXCEL CORPORATION,
as Borrower

By:	/s/ Robert L. Winspear
	Name:	Robert L. Winspear
	Title:	Chief Financial Officer

EXCEL BUSINESS SOLUTIONS INC.,
as a Guarantor

By:	/s/ Robert L. Winspear
	Name:	Robert L. Winspear
	Title:	Chief Financial Officer

PAYPROTEC OREGON, LLC,
as a Guarantor

By:	Excel Corporation, its sole member

By:	/s/ Robert L. Winspear
	Name:	Robert L. Winspear
	Title:	Chief Financial Officer

EVANCE PROCESSING INC.,
as a Guarantor

By:	/s/ Robert L. Winspear
	Name:	Robert L. Winspear
	Title:	Treasurer

Signature page to First Amendment and Waiver to Loan and Security Agreement